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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
T. Rowe Price Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 033-07012, No. 033-37573, No. 033-72568, No. 033-58749, No.
333-20333, No. 333-90967 and No. 333-59714) of T. Rowe Price Group, Inc. of our
report dated January 24, 2002, with respect to the consolidated balance sheet of
T. Rowe Price Group, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of income, cash flows, and stockholders' equity for the year then ended, which report appears in the December 31, 2001, annual report on Form 10-K of T. Rowe Price Group, Inc.


/s/ KPMG LLP

Baltimore, Maryland
March 11, 2002


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